Exhibit 99.2

STADCO CONDENSED CONSOLIDATED BALANCE SHEETS

	Unaudited June 30,	Audited December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$4,213	$1,831
Accounts receivable, net	2,119,369	2,367,710
Raw materials	557,588	563,022
Work-in-process	2,638,345	3,052,538
Other current assets	737,682	266,147
Total current assets	6,057,197	6,251,248
Property, plant and equipment, net	1,736,756	2,056,956
Total assets	$7,793,953	$8,308,204

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT):
Current liabilities:
Accounts payable	$2,137,783	$2,562,970
Accrued expenses	5,230,131	4,690,440
Line of credit	3,974,153	4,335,118
Current portion of long-term debt	7,063,885	7,270,414
Total current liabilities	18,405,952	18,858,942
Long-term debt	501,414	613,493
Stockholders’ Equity (Deficit):
Common stock, no par value; 20,000,000 shares authorized, 12,028,500 shares issued and outstanding	1,100,000	1,100,000
Series A Preferred stock, net of stock issuance costs, no par value; 850,000 shares authorized, issued, and outstanding	208,712	208,712
Accumulated other comprehensive income (loss)	10,316	(17,374)
Accumulated deficit	(12,432,441)	(12,455,569)
Total stockholder’s equity (deficit)	(11,113,413)	(11,164,231)
Total liabilities and stockholder’s equity	$7,793,953	$8,308,204

STADCO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Six months ended June 30,
	2021	2020
Net sales	$7,679,345	$7,989,356
Cost of sales	7,367,524	7,792,725
Gross profit	311,821	196,631
Selling, general and administrative	1,372,474	1,241,796
(Loss) from operations	(1,060,653)	(1,045,165)
Other income	1,628,600	-
Interest expense	(541,335)	(590,376)
Total other income (expense), net	1,087,265	(590,376)
Income (loss) before income taxes	26,612	(1,635,541)
Income tax expense (benefit)	3,484	(12)
Net income (loss)	$23,128	$(1,635,529)
Other comprehensive income:
Foreign currency translation adjustments	27,690	-
Other comprehensive income, net of tax	27,690	-
Comprehensive income (loss)	$50,818	$(1,635,529)

STADCO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDER’S (DEFICIT)

 For the Six Months Ended June 30, 2021 and 2020

	Common stock		Preferred stock		Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Deficit	Loss	Deficit
Balance 12/31/2019	12,028,500	$1,100,000	850,000	$208,712	$(6,569,940)	$(15,538)	$(5,276,766)
							-
Net loss					1,635,529		1,635,529
Currency translation adjustment							-
Balance 6/30/2020	12,028,500	$1,100,000	850,000	$208,712	$(8,205,469)	$(15,538)	$(6,912,295)

Balance 12/31/2020	12,028,500	$1,100,000	850,000	$208,712	$(12,455,569)	$(17,374)	$(11,164,231)
Preferred stock dividends							-
Net income					23,128		23,128
Currency translation adjustment						27,690	27,690
Balance 6/30/2021	12,028,500	$1,100,000	850,000	$208,712	$(12,432,441)	$10,316	$(11,113,413)

STADCO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$23,128	$1,635,529
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	430,424	1,086,975
Amortization of debt issue costs	15,762	15,762
PPP loan forgiveness	(1,570,295)	-
Changes in operating assets and liabilities:
Accounts receivable	248,342	10,537
Inventories	419,627	459,246
Other current assets	(471,535)	84,120
Accounts payable	(425,187)	(509,181)
Accrued expenses	539,691	(285,497)
Net cash used in operating activities	(790,043)	(773,567)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(110,224)	(272,831)
Net cash used in investing activities	(110,224)	(272,831)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from payroll protection program	1,570,295	1,570,295
Net payments of line of credit	(360,965)	(553,873)
Repayments of long-term debt	(334,371)	(473,113)
Net cash provided by financing activities	874,959	543,309
Effect of exchange rate on cash and cash equivalents	27,690	-
Net increase (decrease) in cash and cash equivalents	2,382	(503,089)
Cash and cash equivalents, beginning of period	1,831	554,519
Cash and cash equivalents, end of period	$4,213	$51,430

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of Business

STADCO (the “Company”), a California corporation, was founded in 1941, and is a key supplier of large flight-critical components on several high-profile commercial and military aircraft programs, including military helicopters. It has been a critical supplier to a blue-chip customer base that includes some of the largest OEMs and prime contractors in the defense and aerospace industries. STADCO provides world-class expertise in the design, engineering, fabricating, and machining of complex, high-precision, close-tolerance parts, assemblies, and tooling.

2. Basis of Presentation and Significant Accounting Policies

Basis of Presentation - The accompanying condensed consolidated balance sheet as of June 30, 2021, and the condensed consolidated statements of comprehensive income (loss), stockholder’s equity (deficit) and cash flows for the six months ended June 30, 2021 and 2020, are unaudited, but, in the opinion of management, include all adjustments that are necessary for a fair presentation of our financial statements for interim periods in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP. All adjustments are of a normal, recurring nature, except as otherwise disclosed. The results of operations for an interim period are not necessarily indicative of the results of operations to be expected for the fiscal year. The accompanying condensed consolidated balance sheet as of December 31, 2020, is audited.

Use of Estimates in the Preparation of Financial Statements - In preparing the condensed consolidated financial statements in conformity with U.S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and revenues and expenses during the reported period. We continually evaluate our estimates, including those related to accounts receivable, inventories, the realization of long-lived assets and estimation of costs for contracts. We base our estimates on historical and current experiences and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ from those estimates.

STADCO’s significant accounting policies are set forth in detail in Note 2 to the December 31, 2020 and 2019 audited consolidated financial statements included with this filing. There have been no significant changes to the critical accounting policies during the six months ended June 30, 2021.

3. PAYCHECK PROTECTION PROGRAM

In April 2020, the Company issued a promissory note, or the Note, evidencing an unsecured loan in the amount of $1,570,295 made to STADCO under the Paycheck Protection Program, or the PPP. The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act and is administered by the U.S. Small Business Administration, or the SBA. The loan to STADCO was made through Sunflower Bank. Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of loan granted under the PPP, with such forgiveness to be determined, subject to limitations, based on the use of the loan proceeds for payment of payroll costs, certain group health care benefits and insurance premiums, and any payments of mortgage interest, rent, and utilities.

The Company met the PPP’s loan forgiveness requirements, and therefore, applied for forgiveness in October 2020. Forgiveness of the debt was received January 2021. The amount forgiven, $1,570,295, is included in other income in its statement of comprehensive income (loss) for the six months ended June 30, 2021.

In February 2021, the Company was granted a second PPP loan in the amount of $1,570,295. The terms and conditions were the same as the PPP loan granted in April 2020. The Company met the PPP’s loan forgiveness requirements and applied for forgiveness in June 2021. Forgiveness of the debt was received in August 2021.